UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

Emergent Health Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 000-54404

208944630
(I.R.S. Employer Identification Number)

20104 VALLEY FORGE CIRCLE
KING OF PRUSSIA 19406
 (Address of principal executive offices) (Zip Code)

866-427-6143
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emergent Health Corp.
Item 8.01 Other Events-Third Quarter 2011 Events Update

Emergent Health Corp. (the “Company”) is a non reporting company performing a voluntary filing on this Current Report on Form 8-K (the “Form 8-K”) to update its private note holder and public investors.

The Company concluded a 5000 bottle cash sale of its Anti-Aging supplement formulation this third quarter. The Company is also in the final stages that began in the third quarter of concluding an International sale of 5000 bottles of  Neucel™ Stem Cell Nutrition supplement . The Company’s current MultiVitamin-MultiMineral with Stem Cell Nutrition has had several successive months of double digit monthly growth this third quarter. The Company believes it sales for the third quarter will approximate its sales for the entire first half of 2011 reported previously. By way of review, first half unaudited revenues for Jan. 1 to June 30, 2011 were $161,196.61 with the Company shooting for a target of $300.000 or thereabouts for the three quarters ending September 30, 2011.

This voluntary filing contains certain "forward-looking" statements, defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors that could cause actual results to differ materially from those estimated by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emergent Health Corp.

Date: October 12, 2011	By:	/s/ John V. Cappello
John V. Cappello
CEO, Chief Financial Officer